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                                                                   Exhibit 3-244
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                        RESPIRATORY HEALTH SERVICES LLC

                            ARTICLES OF ORGANIZATION

   Respiratory Health Services LLC (the "LLC") hereby certifies

   1. Recital. The Members of the LLC have designated Steven Baker as an "authorized person" as that term is defined in ss. 4A-101(C) of the Corporations and Associations Article of the Maryland General Corporation Law, for purposes of executing and filing these Articles of Organization and any other documents or certificates that may be required to be filed on behalf of the LLC with the State Department of Assessments and Taxation of Maryland from time to time.

   2.   Name.  The name of the LLC is
        Respiratory Health Services LLC

   3. Purposes. The purposes for which the LLC is formed are to manage with the oversight of certain hospitals, respiratory therapy programs and to directly provide respiratory health services and supplies.

   4. Limitations of Authority. Pursuant to ss.4A-401(a)(3) - of the Maryland Limited Liability Company Act no Member of the LLC shall be an agent of the LLC solely by virtue of being a Member and no Member shall have the authority to act for the LLC solely by virtue of being a Member.

   5. Principal Office and Resident Agent. The address of the principal office of the LLC is Suite 201, 225 International Circle, Hunt Valley Maryland 21030. The name and address of the resident agent of the LLC are Bruce Broslat, Suite 201, 225 International Circle, Hunt Valley, Maryland 21030.

   6. Dissolution. The latest date upon which the LLC is to dissolve is December 31, 2047.

   IN WITNESS WHEREOF, the undersigned have executed these Articles of Organization on this 10th day of October, 1997.


                                                 /s/ Steven Baker
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                                                 STEVEN BAKER, Authorized Person
[graphic omitted]


                               STATE OF MARYLAND
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        I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 10/1/03
                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                        BY; [graphic omitted], Custodian
     This stamp replaces our previous certification system. Effective: 6/95